UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 6, 2005

PETCO ANIMAL SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23574	20-2148979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of PETCO Animal Supplies, Inc. (the “Company”) appointed Peter Maslen to the Board of Directors of the Company effective October 6, 2005. Mr. Maslen, 53, brings to the Company’s board a range of expertise developed over more than 30 years of experience with large, multinational consumer products corporations. Mr. Maslen has held executive leadership positions at Mars Inc., PepsiCo and Tricon (now YUM! Brands). His most recent corporate assignment was with Starbucks, where he was president of Starbucks Coffee International from 1999 through 2003. Subsequently, he helped found the HansonMaslen Group, a private investment, development and consulting enterprise in Seattle. Mr. Maslen serves on the boards of Herbalife Ltd. and a number of privately held companies. He is currently chairman of the Global Business Advisory Board at the University of Washington Business School and a member of the Advisory Board of the Albers School of Business and Economics at Seattle University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 10, 2005	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ Rodney Carter
Rodney Carter
Senior Vice President and Chief Financial Officer

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